UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2010
Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 212-7910
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 24, 2010, Motorcar Parts of America, Inc. (the “Registrant”) loaned Fenwick Automotive Products Limited, a corporation incorporated under the laws of Ontario (“Fenwick”), US$1,894,034.09 (the equivalent of CDN$2,000,000 based on the exchange rate in effect on August 24, 2010) (the “Loan”) pursuant to a debenture executed by Fenwick in favor of the Registrant, dated August 24, 2010 (the “Debenture”). Fenwick is a Toronto-based manufacturer, remanufacturer and distributor of new and remanufactured aftermarket auto parts.
The Loan shall mature on the later of (i) October 21, 2010 and (ii) July 31, 2012 (provided that the indebtedness subject to the agreement among Fenwick, Royal Bank of Canada (“RBC”) and certain other parties, dated July 6, 2010, as amended from time to time, is fully renewed or replaced prior to the expiration of the deadline in the agreement). The Loan shall accrue interest at a rate equal to the prime rate as announced by the Wall Street Journal from time to time plus 8.75% per annum (which as of August 24, 2010 was equal to 12%), such interest is payable in cash quarterly in arrears beginning on September 30, 2010.
Upon the occurrence of an event of default (as defined in the Debenture), the Registrant may declare all amounts due under the Debenture immediately due and payable.
The Loan is secured by a blanket lien on all of Fenwick’s assets. In addition, FAPL Holdings, Inc. (“FAPL”), Fenwick’s parent company, and each of Fenwick’s subsidiaries are entering into separate security agreements with the Registrant pursuant to which each such entity shall grant the Registrant a blanket lien on all of its assets (collectively, the “Security Agreements”). FAPL and each of Fenwick’s subsidiaries are also entering into separate guaranties with the Registrant pursuant to which each such guarantor shall guarantee performance of the obligations of Fenwick under the Debenture and related loan documents. The Registrant’s rights to the payment of any amounts due in connection with the Loan and its rights as a secured party under the Security Agreements are subordinated to the rights of RBC as a lender to, and secured party of, Fenwick.
In connection with the Loan, the Registrant was granted an option to purchase treasury shares of FAPL (or at the election of the Registrant, another Fenwick entity) for an aggregate purchase price of CDN$10,000,000 (the “Option”) pursuant to an Addendum to Unanimous Shareholders Agreement, dated August 24, 2010, among Fenwick Enterprises Inc., Escal Holdings Inc., Fencity Holdings Inc., Jofen Holdings Inc., Gordon Fenwick, Paul Fenwick, Joel Fenwick, Stanley Fenwick, Karen Fenwick, Jack Shuster and FAPL (the “Addendum”). The minimum percentage of shares subject to the option is 51% and the percentage of shares subject to the Option shall increase by .00427% for every CDN$1,000 reduction in FAPL’s adjusted net income (as defined in the Addendum) for the fiscal year ending March 31, 2011 (“Adjusted Net Income”) below CDN$10,000,000 up to a maximum of 80%. The Option is exercisable from August 24, 2010 to August 25, 2012.
If the Registrant exercises the Option, the Registrant also has a call right to acquire all the remaining shares of FAPL (or the applicable Fenwick entity) from its shareholders at an aggregate purchase price equal to the Adjusted Net Income, subject to a minimum of CDN$3,600,000 and a maximum of CDN$15,000,000. This call right expires on August 24, 2013. If the call right expires without being exercised by the Registrant, the Addendum grants a put right to the remaining shareholders to require the Registrant to acquire all but not less than all the remaining shares at a price calculated in the same manner as the call right price would have been determined. The payment for either the call or put shares shall be in cash or the Registrant’s common stock, or a combination thereof, at the Registrant’s option; provided, that the selling shareholder may require that up to 20% of the purchase price be paid in cash. The number of shares of the Registrant’s common stock to be issued in connection with payment of the call right price or put right price shall be based on a price equal to the volume weighted average trading price of the Registrant’s common stock on its primary stock exchange for the five trading days immediately following the later of the determination of the Adjusted Net Income and the release of the Registrant’s financial statements for the fiscal year ended March 31, 2011.
Pursuant to the Debenture and the Addendum and until August 25, 2012, Fenwick and FAPL will require the consent of the Registrant in connection with certain actions and decisions, including, but not limited to: (i) acquiring or commencing any business other than the business currently conducted by them or effecting any material change in the business; (ii) selling, leasing, exchanging, transferring or disposing of all or a substantial part of the assets of Fenwick, FAPL or their subsidiaries; (iii) incurring any debt other than permitted debt; (iv) making any changes to their governing documents; (v) purchasing, leasing or acquiring assets in excess of certain amounts; (vi) changing their auditors; (vii) declaring or paying and dividends; (viii) purchasing, redeeming or acquiring any shares; and (ix) entering into any material agreement. In addition, the Registrant has the right until the Option expires to nominate two board nominees to the board of directors of FAPL or to appoint a board observer in lieu of such directorships.
The foregoing summaries of the Debenture and Addendum do not purport to be complete and are qualified in their entirety by the terms of the Debenture and the USA, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
On August 30, 2010, the Registrant issued a press release announcing the Loan and the Option, a copy of which is furnished as Exhibit 99.1 and is incorporated herein by reference. In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

10.1	Debenture, dated August 24, 2010, issued by Fenwick Automotive Products Limited to Motorcar Parts of America, Inc.

10.2	Addendum to Unanimous Shareholders Agreement, dated August 24, 2010, between Motorcar Parts of America, Inc., Fenwick Enterprises Inc., Escal Holdings Inc., Fencity Holdings Inc., Jofen Holdings Inc., Gordon Fenwick, Paul Fenwick, Joel Fenwick, Stanley Fenwick, Karen Fenwick, Jack Shuster and FAPL Holdings Inc.

99.1	Press Release, dated August 30, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: August 30, 2010	/s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel

EXHIBIT INDEX

10.1	Debenture, dated August 24, 2010, issued by Fenwick Automotive Products Limited to Motorcar Parts of America, Inc.

10.2	Addendum to Unanimous Shareholders Agreement, dated August 24, 2010, between Motorcar Parts of America, Inc., Fenwick Enterprises Inc., Escal Holdings Inc., Fencity Holdings Inc., Jofen Holdings Inc., Gordon Fenwick, Paul Fenwick, Joel Fenwick, Stanley Fenwick, Karen Fenwick, Jack Shuster and FAPL Holdings Inc.

99.1	Press Release, dated August 30, 2010